UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2007
Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in is charter)

Colorado	0-14749	84-0910696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (970) 259-0554
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors, or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2007 Equity Incentive Plan
Our shareholders approved the Rocky Mountain Chocolate Factory, Inc. (the “Company”) 2007 Equity Incentive Plan (the “2007 Plan”) at our annual meeting of shareholders on August 17, 2007, and the 2007 Plan became effective on that date. A copy of the 2007 Plan is filed as an exhibit to this report and incorporated herein by reference.
The following description of the 2007 Plan is a summary and does not purport to be a complete description.
Description of the 2007 Plan
Purpose. The purpose of the 2007 Plan is to attract, retain and motivate our employees, officers, directors and other service providers by providing them the opportunity to acquire a proprietary interest in our business and to link their interests and efforts to the long-term interests of our shareholders.
Administration. The 2007 Plan is administered by the Compensation Committee of our Board of Directors. The Committee may delegate to one or more of our officers, to the extent permitted by Colorado law, the right to grant awards with respect to participants who are not officers or directors.
Eligibility. Awards may be granted under the 2007 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company or any related company.
Types of Awards. The 2007 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options, (2) stock appreciation rights, (3) stock awards, restricted stock and stock units, (4) performance shares and performance units conditioned upon meeting performance criteria and (5) other stock- or cash-based awards.
Number of Shares Reserved for Issuance Under the 2007 Plan. The 2007 Plan authorizes the issuance of up to 300,000 shares of common stock, plus up to an additional 85,340 shares that were previously reserved for issuance, but not subject to outstanding options, under the Company’s 2004 Stock Option Plan (the “2004 Plan”) or the Company’s 2000 Nonqualified Stock Option Plan for Nonemployee Directors (the “Director’s Plan”). In addition, up to 403,296 shares of common stock subject to outstanding options under the 2004 Plan, the Company’s 1995 Stock Option Plan or the Director’s Plan will be reserved and become available for issuance under the 2007 Plan to the extent such shares of common stock are not issued pursuant to such options or are forfeited pursuant to such restricted stock awards. Shares of common stock covered by an award granted under the 2007 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2007 Plan that are forfeited, settled for cash or otherwise terminated, and shares withheld by or tendered in connection with the exercise of an option or other award granted under the 2007 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards, will become available for issuance under the 2007 Plan. The shares of stock deliverable under the 2007 Plan will consist of authorized and unissued shares. The Committee may adjust the aggregate number of shares or the number of shares subject to awards under the plan in the event of a change affecting shares of our common stock, such as stock dividends, recapitalization, reorganization or mergers.
Limitations on Use of Shares Subject to the 2007 Plan. The 2007 Plan contains limitations on the number of shares of common stock that may be awarded in any one year to certain participants, and on the aggregate maximum number of shares of common stock that can be awarded under certain types of awards. The Committee may not make awards under the 2007 Plan to any single participant who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) in any calendar year that relate to more than 100,000 shares of common stock, except that the Committee may make an additional one-time award to a newly hired or promoted covered employee relating to up to 100,000 shares of common stock. In addition, the Committee may not grant performance units to any single covered employee in any one calendar year with a maximum dollar value greater than $1.6 million. Under the 2007 Plan, the Committee may only make awards that do not have performance goals, or are not granted in lieu of performance-based bonuses or are subject only to time-based restrictions of less than three years’ duration, with respect to up to 50% of the maximum aggregate number of shares reserved for issuance under the 2007 Plan.
Term, Termination and Amendment. Unless earlier terminated by the Board of Directors or the Committee, the 2007 Plan will terminate on August 17, 2017. The Board of Directors or the Committee may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2007 Plan at any time, as long as the rights of a participant are not materially impaired, without the participant’s consent, subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the Committee, to qualify with tax requirements. The Committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent. The Committee may not reprice options or SARs without shareholder approval. Also, generally, no change or adjustment may be made to an outstanding incentive stock option, without the consent of the participant, that would cause the incentive stock option to fail to continue to qualify as an incentive stock option under the Code.
Performance-Based Compensation Under Section 162(m). Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, the Committee determines the terms and conditions of awards. If the Committee intends to qualify an award as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals it may choose include any or all or any combination of the performance criteria listed in the 2007 Plan. Performance goals may relate to the performance of the Company, any subsidiary, any portion of the business, product line or any combination, relative to a market index, a group of companies (or their subsidiaries, business units or product lines), or a combination, all as determined by the Committee.
Company Transaction and Change in Control. Restrictions on awards granted under the 2007 Plan will terminate in certain circumstances that constitute a change in control or a merger, stock or asset sale or similar company transaction that does not involve a related party.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
10.1      Rocky Mountain Chocolate Factory, Inc. 2007 Equity Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement on Schedule 14A of Rocky Mountain Chocolate Factory, Inc. filed on June 28, 2007 (File No. 000-14749))

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: August 28, 2007	By:	/s/ Bryan J. Merryman

Bryan J. Merryman, Chief Operating Officer, Chief Financial Officer, Treasurer and Director

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